Lithium Argentina AG
Dammstrasse 19

6300 Zug

Switzerland

Zurich, January 24, 2025

Re: Amendment No. 1 to Form S-8 Registration Statement

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Lithium Argentina AG (Formerly Lithium Americas (Argentina) Corp.) (the "Form S-8 POS"), being filed on the date hereof with the United States Securities and Exchange Commission  (the "Commission"), of the references to our opinions and our name under the heading "Certain Swiss Tax Considerations" in the management information circular attached as exhibit 99.2 to the Form 6-K of Lithium Americas (Argentina) Corp. filed with the Commission on December 11, 2024. We also consent to the use of our name in the Form S-8 POS and the documents incorporated by reference.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Pestalozzi Attorneys at Law Ltd.

Pestalozzi Attorneys at Law Ltd.